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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JULY 16, 1997
                            -----------------------
                        (Date of earliest event reported)








                         SINCLAIR BROADCAST GROUP, INC.
             (Exact name of Registrant as specified in its charter)





         MARYLAND                  33-69482                     52-1494660
(State of incorporation)     (Commission File Number)         (IRS Employer
                                                          Identification Number)

             2000 W. 41st Street, Baltimore, Maryland   21211-1420
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             (Address of principal executive offices)   (Zip code)




      Registrant's telephone number, including area code: (410) 467-5005



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ITEM 5. OTHER EVENTS

     Wholly-owned subsidiaries of Sinclair Broadcast Group, Inc. (together with its wholly-owned subsidiaries, the "Company") have entered into an asset purchase agreement with SFX Broadcasting, Inc. ("SFX"), pursuant to which the Company will sell to SFX the assets relating to the operation of Nashville radio stations WJZC-FM, WLAC-FM and WLAC-AM (the "Stations"). Under the agreement, SFX will pay to Sinclair an aggregate consideration of $35 million in cash for the Stations or, at Sinclair's option, assets that both SFX and Sinclair agree have a fair market value equal to $35 million. The sale of the Stations is conditioned on the approval of each of the Department of Justice and the Federal Communications Commission and is expected to close after the end of this calendar year.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SINCLAIR BROADCAST GROUP, INC.


                                        BY: /s/ DAVID B. AMY
                                           ------------------------------------
                                           David B. Amy
                                           Chief Financial Officer/
                                           Principal Accounting Officer



Dated: August 28, 1997